                                                                     Exhibit D-1

                             Electric Energy, Inc.

                             Docket No. ES94-2-000



Letter Order

                           (Issued November 6, 1993)

Russell E. Faudree, Jr., Chief Accountant.

     On October 8, 1993, Electric Energy, Inc. (EEI) filed an application under
(S) 204 of the Federal Power Act seeking authorization to issue not more than $70 million of unsecured senior notes. [FN1] Also, EEI requests exemption from the Commission's competitive bidding and negotiated placement regulations.

     Notice of the application was issued by the Commission on October 13, 1993. No petitions, protests or requests in opposition to the granting of the application have been received.

The Chief Account authorizes:

     EEI is authorized to issue not more than $70 million of unsecured senior notes over a two-year period, upon the terms and conditions and for the purposes specified in the application, subject to the following conditions:
     (A) The issuance of securities is exempt from compliance with the competitive bidding requirements at 18 C.F.R. (S)34.2(a) and from the negotiated placement requirements at 18 C.F.R. (S)34.2(b)(2)(i)(B) of the Commission's regulations under the Federal Power Act.
     (B)  This authorization is effective on the date of this Letter Order.
     (C) This authorization is without prejudice to the authority of the Commission or any other regulatory body with respect to rates, service, accounts, valuation, estimates or determinations of cost or any other matter whatsoever now pending or which may come before this Commission.
     (D) Nothing in this Letter Order shall be construed to imply any guarantee or obligation on the part of the United States with respect to any security to which this Letter Order relates.
     Authority to act on this matter is delegated to the Chief Accountant pursuant to (S)375.303 of the Commission's regulations. This Letter Order constitutes final agency action. Requests for rehearing by the Commission may be filed within 30 days of the date of issuance of this Letter Order, pursuant to 18 C.F.R. (S) 385.713.

FN1 The notes would have a final maturity date no later than December 31, 2005. Federal Energy Regulatory Commission

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                     FEDERAL ENERGY REGULATORY COMMISSION

                             WASHINGTON, DC 20426

                                                            In Reply Refer To:
                                                                 OCA-DAS
                                                          Docket No. ES96-14-000

                                                                Dec 18 1995

Electric Energy, Inc.
Attention: Mr. R. Alan Kelley
President
P.O. Box 165
Joppa, IL 62953

Ladies and Gentlemen:

     On November 21, 1995, Electric Energy, Inc. (EEI) filed an application, under (S) 204 of the Federal Power Act, seeking authorization to issue, from time to time, up to $70 million in short-term notes under its existing unsecured revolving credit agreements. 1/ EEI asks that the requested authorization be granted retroactively to October 20, 1995 and prospectively over the 24-month period immediately following the date of the Commission's authorization in this docket. 2/

     Notice of the application was issued by the Commission on November 28, 1995. No petitions, protests or requests to be heard in opposition to the granting of the application have been received.

     Section 204 of the Federal Power Act requires that no public utility shall issue any security unless and until, and only to the extent that the Commission authorizes. Accordingly, section 204 authorization must be obtained prior to the issuance of securities. With respect to EEI's request for retroactive authorization to issue short-term notes, the requirements of section 204 have not been met. Therefore, EEI's request for retroactive authorization is denied. 3/

Authorization:
--------------

     EEI is authorized to issue short-term notes, over a 24-month period, under its existing unsecured revolving credit agreements in an aggregate principal amount not to exceed $70 million outstanding at any one time, upon the terms and conditions and for the purpose specified in the application, subject to the following conditions:

     (A) The securities shall have final maturity dates no later than 12 months after issuance.

     (B)  This authorization is effective on the date of this letter order.

     (C) This authorization is without prejudice to the authority of the Commission or any other regulatory body with respect to rates, service, accounts, valuation, estimates or determinations of cost or any other matter whatsoever now pending or which may come before this Commission.

     (D) Nothing in this letter order shall be construed to imply any guarantee or obligation on the part of the United States with respect to any security to which this letter order relates.

     Authority to act on this matter is delegated to the Director, Division of Accounting Systems pursuant to (S) 375.303 of the Commission's regulations. This letter order constitutes final agency action. Requests for rehearing by the Commission may be filed within 30 days of the date of issuance of this letter order, pursuant to 18 C.F.R. (S) 385.713.

                                       Sincerely,

                                       /s/ Janice K. Garrison
                                       ----------------------------------------
                                       Janice K. Garrison
                                       Director, Division of Accounting Systems


----------------------
1/ EEI has unsecured revolving credit agreements with The Boatmen's National Bank of St. Louis and the Mercantile Bank of St. Louis National Association which expire on December 31, 1998.

2/ EEI was authorized in Docket No. ES94-1-000 et al. to issue up to $70 million of short-term debt under the revolving credit agreements through October 19, 1995. (65 FERC paragraph 62,071 (1993)).

3/   See Rayburn Country Electric Cooperative, Inc., 62 FERC paragraph 62,183
     (1993) and Multitrade Limited Partnership, 63 FERC paragraph 61,252 (1993).

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




                             Electric Energy, Inc.

                     Docket Nos. ES94-1-000 and ES94-1-001

Letter Order

                           (Issued October 20, 1993)

Russell E. Faudree, Jr., Chief Accountant.

  On October 1, 1993, Electric Energy, Inc. (EEI) filed an application, as amended, [FN1] under (S)204 of the Federal Power Act seeking authorization to issue not more than $70 million of short-term notes under two $35 million unsecured revolving credit agreements expiring December 31, 1998. The debt would be issued from time to time over a 24-month period immediately following the date of the Commission's approval of the application.

  Notice of the application was issued by the Commission on October 6, 1993. No petitions, protests or requests in opposition to the granting of the application have been received.

                       The Chief Accountant authorizes:

  EEI is authorized to issue not more than $70 million of short-term debt under two $35 million unsecured revolving credit agreements over a two-year period, upon the terms and conditions and for the purpose specified in the application, subject to the following conditions:

  (A) This authorization is expressly conditioned that the securities issued over the two-year period, have a final maturity date no later than twelve months after date of issuance.

  (B) This authorization is effective on the date of this Letter Order.

  (C) This authorization is without prejudice to the authority of the Commission or any other regulatory body with respect to rates, service, accounts, valuation, estimates or determinations of cost or any other matter whatsoever now pending or which may come before this Commission.

  (D) Nothing in this Letter Order shall be construed to imply any guarantee or obligation on the part of the United States with respect to any security to which this Letter Order relates.

  Authority to act on this matter is delegated to the Chief Accountant pursuant to (S)375.303 of the Commission's regulations. This Letter Order constitutes final agency action. Requests for rehearing by the Commission may be filed within 30 days of the date of issuance of this Letter Order, pursuant to 18 C.F.R. (S)385.713.

FN1 Amendment filed on October 14, 1993.


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                             Electric Energy, Inc.

                            Docket No. ES91-50-000

Letter Order

                           (Issued October 22, 1991)

Russell E. Faudree, Jr., Chief Accountant.

  On September 18, 1991, we received your application filed pursuant to (S) 204 of the Federal Power Act for authority:

     (1) to issue not more than $60 million of long-term unsecured Senior Notes with a final maturity date no later than December 31, 2006, and for exemption from the competitive bidding requirement of 18 C.F.R. (S) 34.2 (b) of the Commission's regulations and

     (2) to issue not more than $70 million of notes under unsecured revolving credit agreements or under terms substantially similar thereto from time to time over the 24-month period immediately following the date of the Commission's approval of the application.

  Notice was issued by the Commission on September 24, 1991, stating that any person desiring to be heard or to make a protest with reference to the application shall file petitions or protests on or before October 17, 1991, with the Federal Energy Regulatory Commission, Washington, DC 20426. No petitions, protests or requests to be heard in opposition to the granting of the application have been received.

The Chief Accountant authorizes:

  The issuance of not more than $60 million of long-term unsecured Senior Notes with final maturity dates no later than December 31, 2006, over a two-year period, and of not more than $70 million of notes under unsecured revolving credit agreements or under terms substantially similar thereto, over a two-year period, upon the terms and conditions and for the purpose specified in the application, is approved, subject to the following conditions:

     (A) The issuance of the securities is exempt from the compliance with competitive bidding procedures of 18 C.F.R. (S) 34.2(b) of the Commission's regulations under the Federal Power Act.

     (B)  This authorization is effective as of the date of this letter order.

     (C) This authorization is without prejudice to the authority of the Commission or any other regulatory body with respect to rates, service, accounts, valuation, estimates or determinations of cost, or any other matter whatsoever now pending or which may come before the Commission.

     (D)  Nothing in this letter order shall be construed to imply any guarantee


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

or obligation on the part of the United States with respect to any security to which this letter order relates.

     Authority to act on this matter is delegated to the Chief Accountant pursuant to (S)375.303 of the Commission's regulations. This letter order constitutes final agency action. Requests for rehearing by the Commission may be filed within 30 days of the date of issuance of this letter order, pursuant to 18 C.F.R. (S)385.713.

Federal Energy Regulatory Commission

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                     FEDERAL ENERGY REGULATORY COMMISSION

                            WASHINGTON, D.C.  20426

                                                        In Reply Refer To:
                                                             OCA-DAS
                                                       Docket No. ES97-30-000


Union Electric Company
Attention: Mr. James C. Thompson
Secretary
P.O. Box 66149
St. Louis, MO 63166

Ladies and Gentlemen:

     On April 29, 1997, Union Electric Company (Union Electric) filed an application under (S) 204 of the Federal Power Act seeking authorization to:

     (a) issue, from time to time, short-term, unsecured promissory notes to and borrow from United States or foreign commercial banks (or their affiliates) not more than $300 million in aggregate principal amounts outstanding at any one time under bank lines of credit and

     (b) issue and sell commercial paper in the United States or overseas, from time to time, in aggregate principal amounts outstanding not to exceed $450 million at any one time;

provided that the aggregate principal amounts outstanding under the lines of credit and commercial paper will not exceed $600 million. Union Electric proposes that the promissory notes will be issued on or before July 31, 1999, with final maturities not later than July 31, 2000.

     Notice of the application was issued by the Commission on May 15, 1997. No petitions, protests or requests to be heard in opposition to the granting of the application have been received.

Authorization:
--------------

Union Electric is authorized to:

     (a) issue, from time to time, short-term, unsecured promissory notes to and borrow from United States or foreign commercial banks (or their affiliates) not more than $300 million in aggregate principal amounts outstanding at any one time under bank lines of credit and

     (b) issue and sell commercial paper in the United States or overseas, from time to time, in aggregate principal amounts outstanding not to exceed $450 million at any one time;

provided that the aggregate principal amounts outstanding under the lines of credit and commercial paper will not exceed $600 million. All such short-term debt shall be issued upon the terms and conditions and for the purposes specified in the application and, subject to the following conditions:

     (A) The securities shall be issued from August 1, 1997 through July 31, 1999, with maturities not more than one year after the date of issuance.

     (B) This authorization is without prejudice to the authority of the Commission or any other regulatory body with respect to rates, service, accounts, valuation, estimates or determinations of cost or any other matter whatsoever now pending or which may come before this Commission.

     (C) Nothing in this letter order shall be construed to imply any guarantee or obligation on the part of the United States with respect to any security to which this letter order relates.

     Authority to act on this matter is delegated to the Director, Division of Accounting Systems pursuant to (S) 375.303 of the Commission's regulations. This letter order constitutes final agency action. Requests for rehearing by the Commission may be filed within 30 days of the date of issuance of this letter order, pursuant to 18 C.F.R. (S) 385.713.

                                                Sincerely,


                                                /s/ James K. Guest
                                                --------------------------
                                                James K. Guest
                                                Director, Division of
                                                 Accounting Systems


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

                     FEDERAL ENERGY REGULATORY COMMISSION

                             WASHINGTON, DC 20426

                                                              In Reply Refer To:
                                                                    OCA-DAS
                                                           Docket No. ES96-6-000


Central Illinois Public Service Company
Attention: Mr. C. D. Nelson
Treasurer and Assistant Secretary
607 East Adams Street
Springfield, IL 62739

Ladies and Gentlemen:

     On October 23, 1995, Central Illinois Public Service Company (CIPS) filed an application, under (S) 204 of the Federal Power Act, seeking authorization to issue unsecured promissory notes (including master notes, revolving notes, and commercial paper), from time to time, in an aggregate principal amount not to exceed $150 million outstanding at any one time, on or before December 31, 1997, with final maturities not later than December 31, 1998.

     Notice of the application was issued by the Commission on October 26, 1995. No petitions, protests or requests to be heard in opposition to the granting of the application have been received.

Authorization:

     CIPS is authorized to issue unsecured promissory notes (including master notes, revolving notes, and commercial paper), from time to time, in an aggregate principal amount not to exceed $150 million outstanding at any one time, upon the terms and conditions and for the purpose specified in the application, subject to the following conditions:

     (A) The securities shall be issued during the period January 1, 1996 through December 31, 1997, with final maturities not later than December 31, 1998.


                                                                          7 of 8

Central Illinois Public                2
  Service Company

     (B) This authorization is without prejudice to the authority of the Commission or any other regulatory body with respect to rates, service, accounts, valuation, estimates or determinations of cost or any other matter whatsoever now pending or which may come before this Commission.

     (C) Nothing in this letter order shall be construed to imply any guarantee or obligation on the part of the United States with respect to any security to which this letter order relates.

     Authority to act on this matter is delegated to the Director, Division of Accounting Systems pursuant to (S) 375.303 of the Commission's regulations. This letter order constitutes final agency action. Requests for rehearing by the Commission may be filed within 30 days of the date of issuance of this letter order, pursuant to 18 C.F.R. (S) 385.713.

                                       Sincerely,


                                       /s/ Janice K. Garrison
                                           Janice K. Garrison
                                           Director, Division of
                                             Accounting Systems



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